Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-132509 on Form S-8 of our report dated June 27, 2011, appearing in this Annual Report on Form 11-K of PrivateBancorp, Inc. Savings, Retirement and Employee Stock Ownership Plan for the years ended December 31, 2010 and 2009.

/s/ Clifton Gunderson LLP

Oak Brook, Illinois
June 27, 2011

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